REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


The Board of Trustees and Shareholders
Henderson Global Funds


We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Henderson Emerging Markets Opportunities Fund, Henderson European
Focus Fund, Henderson Global Equity Income Fund, Henderson
Global Leaders Fund, Henderson Global Technology Fund,
Henderson International Opportunities Fund,  and Henderson
Japan Focus Fund (collectively, the Funds), seven of the Funds comprising the Henderson Global Funds, as of July 31, 2011, and the related statements of operations, the statements of changes in net assets and the financial highlights for the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July
31, 2011, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the Henderson Global Funds at July 31, 2011, the results of their operations, changes in their net assets and their financial highlights for the periods indicated therein in conformity with U.S. generally accepted accounting principles.

               [Ernst & Young LLP Signature]

Chicago, Illinois
September 26, 2011